Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO ANNOUNCES FIRST QUARTER 2005 EARNINGS

Dallas, Texas, April 26, 2005 ... ENSCO International Incorporated (NYSE: ESV) reported net income of $41.8 million ($0.28 per diluted share) on revenues of $217.0 million for the three months ended March 31, 2005, as compared to net income of $21.0 million ($0.14 per diluted share) on revenues of $186.5 million for the three months ended March 31, 2004.

Included in first quarter 2005 results is other income (non-recurring) of $3.1 million ($2.2 million after tax, or $0.01 per diluted share) related to the resolution of insurance claims associated with two rigs (jackup rig ENSCO 64 and platform rig ENSCO 25) damaged by Hurricane Ivan. Additionally, as previously reported, the Company expects to recognize an after-tax gain of approximately $8 million during the second quarter of 2005 upon receipt of $65 million of insurance proceeds related to the ENSCO 64 loss.

The average day rate for ENSCO's operating jackup rig fleet was $60,000 in the first quarter of 2005, compared to $50,200 in the prior year quarter. Utilization of the Company's jackup fleet was 85% in the most recent quarter, unchanged from the prior year. Excluding rigs in a shipyard for contract preparation, regulatory inspection, and repair and enhancement, ENSCO's jackup utilization was 93% in the most recent quarter, compared to 91% in the year earlier period.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the Company's outlook and markets: "We continue to see improvement in all of our major markets. As we observed earlier this year, our markets were expected to be in balance by mid-year. That point of global equilibrium with regard to jackups appears to be materializing earlier than anticipated, and day rates have responded accordingly.

"Two of our Gulf of Mexico jackups, ENSCO 89 and ENSCO 99, are currently in shipyards undergoing enhancement and life extension work, with redelivery scheduled for late July and early May, respectively. One of our Asia Pacific jackups, ENSCO 67, remains in a Singapore shipyard for major enhancement, with redelivery anticipated in July 2005. ENSCO 76 is in a Gulf of Mexico shipyard undergoing minor modifications in preparation for its contract in Saudi Arabia, which is expected to commence in August 2005. Only one major rig enhancement project, ENSCO 87, and one life extension upgrade, ENSCO 86, remain on our agenda for this year. Upon completion of this activity, anticipated by the end of 2005, we will have substantially concluded our enhancement program, and consequently expect improvement in fleet utilization.

"Construction of ENSCO 107, a KFELS Mod V-B ultra-high specification jackup rig continues, with delivery anticipated by year-end. As previously announced, we have entered into an agreement to build the ENSCO 108, also a KFELS Mod V-B jackup, with completion of that rig expected during the first quarter of 2007. The ENSCO 108 will be a replacement for ENSCO 64.

"We remain positive relative to our prospects for the remainder of this year and beyond, particularly in light of the fact that we are nearing completion of our fleet renewal program, and the expanding opportunities we see for the enhanced fleet."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to any trends in day rates or utilization, future rig utilization and contract commitments, the period of time and number of rigs that will be in a shipyard, and market trends, outlook, or conditions. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, (v) risks associated with operating in foreign jurisdictions, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) environmental or other liabilities that may arise in the future which are not covered by insurance or indemnity, (viii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the oil and gas industry in general and the Company's operations in particular, (ix) changes in the dates the Company's rigs undergoing shipyard work or enhancement will enter a shipyard or return to service, (x) availability of transport vessels to relocate rigs, (xi) political and economic uncertainty, (xii) the actual amount and timing of receipt of ENSCO 64 insurance proceeds and the expected gain to be recognized in connection with the insurance recovery on the rigs impacted by Hurricane Ivan, and (xiii) other risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained at no charge by contacting the Company's investor relations department at 214-397-3045 or by referring to the investor relations section of the Company's website at http://www.enscous.com.

All information in this press release is as of April 26, 2005. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, owns and operates a modern fleet of offshore drilling rigs servicing the petroleum industry on a global basis.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Daylight Time on Tuesday April 26, 2005, to discuss its first quarter 2005 results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing 913.981.5543. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available on ENSCO's web site www.enscous.com, or by phone for 24 hours after the call by dialing 719.457.0820 (access number 3774278).

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data)

	Three Months Ended
	March 31,
	2005	2004

OPERATING REVENUES	$217.0	$186.5

OPERATING EXPENSES
Contract drilling	111.4	107.4
Depreciation and amortization	38.3	35.6
General and administrative	6.2	5.7

	155.9	148.7

OPERATING INCOME	61.1	37.8

OTHER INCOME (EXPENSE)
Interest income	1.1	0.8
Interest expense, net	(7.8)	(10.0)
Other, net	4.3	0.5

	(2.4)	(8.7)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	58.7	29.1

PROVISION FOR INCOME TAXES	16.9	7.8

INCOME FROM CONTINUING OPERATIONS	41.8	21.3

LOSS FROM DISCONTINUED OPERATIONS	--	(0.3)

NET INCOME	$ 41.8	$ 21.0

EARNINGS PER SHARE - BASIC
Continuing operations	$ 0.28	$ 0.14
Discontinued operations	--	--

	$ 0.28	$ 0.14

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 0.28	$ 0.14
Discontinued operations	--	--

	$ 0.28	$ 0.14

AVERAGE COMMON SHARES OUTSTANDING
Basic	150.9	150.6
Diluted	151.5	150.8
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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	March 31,	December 31,
	2005	2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 230.7	$ 267.0
Accounts receivable, net	178.2	183.0
Prepaid expenses and other	45.0	43.7

Total current assets	453.9	493.7

PROPERTY AND EQUIPMENT, NET	2,558.9	2,431.3

GOODWILL	336.2	341.0

OTHER ASSETS	32.0	56.0

	$3,381.0	$3,322.0

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 203.8	$ 192.8
Current maturities of long-term debt	23.0	23.0

Total current liabilities	226.8	215.8

LONG-TERM DEBT	524.3	527.1

DEFERRED INCOME TAXES	371.6	375.3

OTHER LIABILITIES	18.9	21.9

STOCKHOLDERS' EQUITY	2,239.4	2,181.9

	$3,381.0	$3,322.0

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions)

	Three Months Ended
	March 31,
	2005	2004

OPERATING ACTIVITIES
Net income	$ 41.8	$ 21.0
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	38.3	35.6
Changes in working capital and other	20.8	13.6

Net cash provided by operating activities of continuing operations	100.9	70.2

INVESTING ACTIVITIES
Additions to property and equipment	(146.6)	(125.6)
Other	(1.8)	0.3

Net cash used in investing activities of continuing operations	(148.4)	(125.3)

FINANCING ACTIVITIES
Reduction of long-term borrowings	(2.9)	(2.9)
Cash dividends paid	(3.8)	(3.7)
Proceeds from exercise of stock options	19.0	4.8
Other	(0.1)	--

Net cash (used in) provided by financing activities of continuing operations	12.2	(1.8)

Effect of exchange rate fluctuations on cash and cash equivalents	(1.0)	(0.5)
Net cash provided by discontinued operations	--	0.7

DECREASE IN CASH AND CASH EQUIVALENTS	(36.3)	(56.7)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	267.0	354.0

CASH AND CASH EQUIVALENTS, END OF PERIOD	$230.7	$297.3

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ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS

			Fourth
	First Quarter		Quarter
	2005	2004	2004

Contract drilling
Average day rates
Jackup rigs
North America	$ 53,690	$ 38,964	$ 48,352
Europe/Africa	64,501	56,506	61,779
Asia Pacific	64,645	63,931	63,875
South America/Caribbean	77,589	89,637	82,062

Total jackup rigs	59,963	50,166	57,501
Semisubmersible rig - N. America	122,618	184,815	97,727
Barge rigs
Asia Pacific	50,031	41,788	51,758
South America/Caribbean	34,794	41,900	34,351

Total barge rigs	40,875	41,845	43,608
Platform rigs - North America	27,525	28,486	na

Total	$ 59,362	$ 51,481	$ 57,879

Utilization
Jackup rigs
North America	84%	87%	81%
Europe/Africa	87%	91%	93%
Asia Pacific	85%	76%	83%
South America/Caribbean	100%	98%	100%

Total jackup rigs	85%	85%	84%
Semisubmersible rig - N. America	69%	66%	100%
Barge rigs
Asia Pacific	99%	100%	100%
South America/Caribbean	25%	17%	15%

Total barge rigs	35%	29%	27%
Platform rigs - North America	65%	33%	62%

Total	77%	74%	76%

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